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                                                                     Exhibit k.3

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "Agreement") is dated as of October 28, 2004, by and between MVC Capital, Inc., a Delaware corporation ("Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Lender").

                                   RECITALS:

      WHEREAS, Borrower has requested that Lender make loans to Borrower in the maximum principal amount of $20,000,000.00; and

      WHEREAS, pursuant to Borrower's request, Lender has agreed to make said loans subject to the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower, subject to and upon the following terms and conditions:

                                  AGREEMENTS:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

      1.1. "Account Control Agreement" shall mean the Account Control Agreement of even date herewith, by and among Borrower, Lender and LaSalle Bank National Association, as custodian.

      1.2. "Applicable Laws" shall mean all laws, statutes, ordinances, rules, regulations, judgments, decrees or orders of any state, federal or local government or agency which are applicable to Borrower, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated under said Acts, and the rules and regulations of the New York Stock Exchange.

      1.3. "Business Day" shall mean each day excluding Saturdays, Sundays and any other day on which Lender is closed for business to the public.

      1.4. "Default Rate" shall mean the Prime Rate (as defined in the Note) plus 2% per annum.

      1.5. "Event of Default" shall have the meaning ascribed to it in Section 8 of this Agreement.

      1.6. "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances

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as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

      1.7. "Governmental Body" shall mean any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

      1.8. "Initial Advance" shall mean the first disbursement made from the proceeds of the Loans.

      1.9. "Loans" shall mean the revolving loans to be disbursed pursuant to this Agreement and which shall otherwise be governed by the provisions hereof, as more particularly described in Section 2.1.

      1.10. "Loan Advance" shall mean a disbursement of all or any portion of the Loans.

      1.11. "Loan Documents" shall mean this Agreement, the Note, the Pledge Agreement, the Account Control Agreement and every other document now or hereafter evidencing, securing or otherwise executed in conjunction with any or all of the foregoing, together with all amendments and modifications thereof.

      1.12. "Loan Expenses" shall mean the expenses, charges, costs (including both hard costs and soft costs) and fees relating to the ongoing administration and servicing of the Loans, including, without limitation, Lender's reasonable out-of-pocket attorneys' fees and costs in connection with preparation of the Loan Documents and any future enforcement or collection of the Loans, and any other similar or related reasonable out-of-pocket costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Loan Documents.

      1.13. "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Borrower and its Subsidiaries to perform any of the material obligations under any of the Loan Documents, or (c) a material adverse effect on
(i) any substantial portion of the Collateral (as defined in the Pledge Agreement), (ii) the legality, validity, binding effect or enforceability against Borrower and its Subsidiaries of any material provisions of the Loan Documents, or (iii) the material rights or remedies of Lender under any Loan Document.

      1.14. "Maturity Date" shall mean October 31, 2005.

      1.15. "Note" shall mean that certain Revolving Note of even date herewith, made by Borrower in favor of Lender in aggregate principal amount not to exceed $20,000,000.00.

      1.16. "Person" shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

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      1.17. "Pledged Account" shall mean that certain account of Borrower with
LaSalle Bank National Association, as custodian, known as Account No. 600510.1.

      1.18. "Pledge Agreement" shall mean the Custody Account Pledge Agreement of even date herewith encumbering the Pledged Account, made by Borrower in favor of Lender, to secure the obligations to Lender pursuant to the Loan Documents.

      1.19. "Subsidiary" and "Subsidiaries" shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding capital securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

2. COMMITMENT TO LEND; FEES.

      2.1. Loan Facility. Subject to the provisions of Section 4 below, Lender shall make advances to Borrower on a revolving credit basis up to a maximum aggregate amount outstanding at any time not exceeding Twenty Million and No/100 Dollars ($20,000,000.00) (the "Loans"). The Loans shall be evidenced by the Note in the form attached hereto as Exhibit A. Lender irrevocably agrees that it shall make each Loan Advance available in accordance with the terms of this Agreement and the Note.

      2.2. Payment of Principal and Interest. The payment of principal and interest shall be governed by the terms of the Note. All principal and accrued and unpaid interest on the Loans shall be due and payable on the Maturity Date, if not sooner due and payable pursuant to the terms of the Note, this Agreement or any of the other Loan Documents, as applicable.

      2.3. Commitment Fee. Borrower shall pay to Lender a commitment fee (the "Commitment Fee") in the amount of 0.125% of the average unused amount of the Loans, payable quarterly in arrears.

      2.4. Facility Fee. Borrower shall pay to Lender a facility fee (the "Facility Fee") in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00), payable on or before the execution of this Agreement by Lender.

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3. LOAN DOCUMENTS. Prior to the Initial Advance, Borrower shall execute and/or deliver to Lender those of the following documents and other items required to be executed and/or delivered by Borrower, and shall cause to be executed and/or delivered to Lender those of the following documents and other items required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be required to conform to this Agreement and otherwise shall be reasonably satisfactory in form and substance to Lender:

      3.1. The Loan Documents.

      3.2. UCC financing statements perfecting the security interests created by the Pledge Agreement.

      3.3. Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering Borrower and disclosing no matters objectionable to Lender.

      3.4. Opinion letter from legal counsel for Borrower, opining to the authority of said parties to execute, deliver and perform their respective obligations under the Loan Documents, to the validity and binding effect of the Loan Documents and to such other matters as Lender and its counsel shall require.

      3.5. Such other assignments, certificates, opinions and other documents, instruments and information affecting or relating to Borrower as Lender may reasonably require.

4. DISBURSEMENT OF THE LOANS.

      4.1. Conditions Precedent. In addition to the other conditions set forth herein, the obligation of Lender to make the initial and each subsequent disbursement of the Loans under this Agreement shall be conditioned upon arid subject to the payment to Lender of all loan fees (to the extent then due and payable), including, without limitation, the Commitment Fee and Facility Fee, then owing from Borrower to Lender and to satisfaction of all of the following conditions:

            (a) All representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of such disbursement.

            (b) Borrower shall have performed in all material respects all of its obligations under all Loan Documents which are required to be performed on or prior to the date of such disbursement.

            (c) There shall have been no Material Adverse Effect on Borrower.

            (d) No Event of Default shall have occurred that has not been waived in writing by Lender.

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      4.2. Certifications, Representations and Warranties. Each request for a
Loan Advance by Borrower shall constitute (a) Borrower's certification that the representations and warranties contained in Section 5 below are true and correct in all material respects as of the date of such request, and (b) Borrower's certification that Borrower is in compliance with the conditions contained in this Section 4.

5. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to execute this Agreement and to make the Loans, Borrower represents and warrants to Lender as follows:

      5.1. Borrower. Borrower is a corporation duly formed and validly existing under the laws of the State of Delaware. Borrower is duly qualified in each jurisdiction in which the failure to so qualify is reasonably likely to have a Material Adverse Effect on Borrower. Borrower has full power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder.

      5.2. Authority. No consent or approval of, or other action by, any Governmental Body or any other Person, which has not already been obtained, is required to be obtained by Borrower to authorize, or is required to be obtained by Borrower in connection with the execution, delivery and performance of, the Loan Documents, or is required as a condition to the validity or enforceability of any of the Loan Documents.

      5.3. Necessary Assets. Borrower owns, leases or licenses all of the assets necessary to operate and maintain the operations of its business.

      5.4. Conflicting Agreements. Borrower is not in default under any agreement to which it is a party or by which Borrower or any of its property is bound, the effect of which default has resulted in the termination of such agreement and such termination will have a Material Adverse Effect on Borrower. Neither the execution, delivery or carrying out of the terms of the Loan Documents will constitute a default under, or result in the creation or imposition of, or obligation to create, any lien upon the property of Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement that will have a Material Adverse Effect on Borrower.

      5.5. Investment Company Act. Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      5.6. Compliance with Borrowing Requirements. None of the transactions contemplated by this Agreement or any of the other Loan Documents, including the use of proceeds of the Loans, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, Section 18 of the Investment Company Act of 1940, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X, or any other statute or regulation which regulates the incurrence of any indebtedness. Borrower does not own or intend to carry or purchase any "margin security" within the meaning of such Regulation U.

      5.7. Pledged Account. Borrower is the owner of 100% of the right, title and interest in and to the Pledged Account. No other Person has, or will have, any ownership interest in the Pledged Account.

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      5.8. Validity and Enforceability of Documents. Upon the execution and delivery of the Loan Documents, the Loan Documents shall be valid and binding upon the parties that have executed the same in accordance with the respective provisions thereof, and enforceable in accordance with the respective provisions thereof, subject only to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditor's rights. Execution, delivery and performance of the Loan Documents do not and will not contravene, conflict with, violate or constitute a default under any Applicable Law or any agreement, indenture or instrument to which Borrower is a party or is bound that will have a Material Adverse Effect on Borrower

      5.9. Litigation. There is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, examination, claims or demand pending or, to the best of Borrower's knowledge after due inquiry, threatened affecting Borrower or involving the validity or enforceability of the Loan Documents or involving any risk of a judgment or liability which, if satisfied, is reasonably likely to have a Material Adverse Effect on the financial condition, business or properties of Borrower, or which would prevent Borrower from complying with or performing its obligations under this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents within the time limits set forth therein for such compliance or performance and no basis for any such matter exists.

      5.10. Solvency. Borrower is solvent and able to pay its debts as such debts become due. The value of Borrower's property, at a fair valuation, is greater than the sum of Borrower's debts. Borrower is not bankrupt nor insolvent, nor has Borrower made an assignment for the benefit of Borrower's creditors, nor has there been a trustee or receiver appointed for the benefit of Borrower's creditors, nor has there been any bankruptcy, reorganization or insolvency proceedings instituted by or against Borrower, nor will Borrower be rendered insolvent by Borrower's execution, delivery or performance of the Loan Documents or by the transactions contemplated thereunder.

      5.11. Financial Statements. All financial statements and federal and state tax filings, if any, submitted to Lender relating to Borrower are true, complete and correct in all material respects, and fairly present the financial condition of the Person to which they pertain and the other information therein described and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement or tax filing submitted or this Agreement. No material adverse change has occurred in the financial condition of Borrower since the dates of each such financial statement or tax filing.

      5.12. Compliance with Laws. Borrower is in compliance with all Applicable Laws in all material respects. Borrower shall use the proceeds of the Loans for general corporate or business purposes not in contravention of any requirements of law and not in violation of this Agreement.

      5.13. Financing Statements. There are no UCC financing statements in effect other than those to be filed and/or recorded by Lender which name Borrower as debtor and pertaining to the Pledged Account.

      5.14. Event of Default. No Event of Default has occurred and currently exists.

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      5.15. No Misrepresentation. To Borrower's knowledge, no representation or warranty contained herein and no certificate, information or report furnished or to be furnished by Borrower in connection with any of the Loan Documents or any of the transactions contemplated hereby or thereby contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. To Borrower's knowledge, there is no fact which has not expressly been disclosed to Lender in writing, or so far as Borrower reasonably can foresee, that will have a Material Adverse Effect on Borrower.

All representations and warranties which have been made by Borrower in this Agreement or the other Loan Documents shall be true in all material respects at the time of each Loan Advance, and in the event of any material breach, misrepresentation or omission, Lender shall have the absolute right to terminate its obligations under this Agreement (without any obligation to refund any loan or other fees previously paid), and upon demand by Lender, Borrower shall reimburse Lender for the Loan Expenses, and Lender shall be entitled to recover from Borrower all reasonable out-of-pocket losses and damages resulting therefrom.

6. BORROWER'S COVENANTS.

      6.1. Legal Existence; Good Standing. Borrower shall maintain its existence in its jurisdiction of organization and maintain its qualification in any jurisdiction in which failure to be so qualified is reasonably likely to have a Material Adverse Effect.

      6.2. Compliance with Laws. Borrower shall comply or cause compliance on its behalf with all Applicable Laws. In addition, Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

      6.3. Inspection. Upon reasonable prior written or oral notice, Borrower shall permit Lender and/or its agents and designees access to and the right to inspect, audit and copy all books, records, contracts and other documents and information relating to the financial condition of Borrower or the Pledged Account. Lender shall use reasonable efforts to keep confidential all information and documentation obtained by Lender in connection with such audits and inspections, except to the extent that Lender determines, in its reasonable discretion, a need to disclose same; provided, however, under no circumstances shall Lender have any liability to Borrower in the event of an unintentional disclosure or disclosure deemed necessary by Lender. Borrower shall promptly respond to any inquiry from Lender for information with respect to the books and records, or financial condition of, Borrower or the Pledged Account, which information may be verified by Lender at Borrower's reasonable expense; provided, however, that Lender shall at all times be entitled to rely upon any statements or representations made by Borrower or any agent thereof.

                                       7
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      6.4. Financial Statements. Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of Borrower reasonably requested by Lender, including:

            (a) promptly when available, and in any event, within ninety (90) days after the close of each of its fiscal years, a copy of the annual audited financial statements of Borrower included or incorporated in Borrower's annual report on Form 10-K for such year filed with the Securities and Exchange Commission;

            (b) promptly when available, and in any event, within forty five
(45) days following the end of each fiscal quarter, a copy of the financial statements of Borrower regarding such fiscal quarter included or incorporated in Borrower's quarterly report on Form 10-Q for such quarter filed with the Securities and Exchange Commission; and

            (c) prompt notice of filing of all periodic and other reports, proxy statements, registration statements and other materials with the Securities and Exchange Commission or any other governmental authority succeeding to any and all functions of said Commission or with any national securities exchange or distributed by Borrower to its equity holders generally.

      No change with respect to such accounting principles shall be made by Borrower without giving prior notification to Lender. Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of Borrower in all material respects. Lender shall have the right at all times during business hours to inspect the books and records of Borrower and make extracts therefrom.

      6.5. Affirmation of Representations and Warranties. Borrower agrees that all representations and warranties of Borrower contained in Section 5 hereof shall remain true in all material respects at all times until the Loans are repaid in full.

      6.6. Performance of Obligations; Notice of Default. Borrower shall promptly and fully perform and comply in all respects with the obligations, terms, agreements, provisions and requirements of this Agreement and the other Loan Documents and all other documents and instruments relating thereto and will not permit to occur any default or breach hereunder or thereunder. Borrower shall promptly give to Lender notice of the occurrence of any default or of any event that could have a material adverse effect on any security for the Loans or on Borrower's ability to perform its obligations under this Agreement or any of the other Loan Documents.

7. LOAN EXPENSES. Borrower agrees to pay all of the Loan Expenses. Any Loan Expenses paid by Lender shall bear interest commencing thirty (30) days after the date demand for repayment thereof is made by Lender until repaid to Lender at the Default Rate and shall be paid by Borrower upon demand, or may be paid by Lender at any time by disbursement of

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proceeds of the Loans. Any Loan Expenses paid by Lender shall be reimbursed to
Lender by Borrower regardless of whether there shall be any disbursements of the Loans.

8. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default":

            (a) Failure by Borrower or any other obligor to pay when due any installment of principal or interest, or any other amount payable pursuant to the Note, this Agreement or any of the other Loan Documents within five (5) days after notice that it is overdue.

            (b) Failure by Borrower to promptly perform or cause to be performed any non-monetary obligation or observe any non-monetary condition, covenant, term, agreement or provision required to be performed or observed by Borrower or any other obligor under this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the priority, validity and enforceability of the lien created by the Pledge Agreement or any of the other Loan Documents is not imminently impaired, threatened or jeopardized, then Borrower shall have a period (the "Cure Period") of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate or extend beyond the Maturity Date.

            (c) The occurrence of any development, condition or event which has a Material Adverse Effect on Borrower.

            (d) The existence of any material inaccuracy or untruth in any material representation or warranty contained in this Agreement or any of the other Loan Documents, or of any statement or certification as to facts delivered to Lender by or on behalf of Borrower or any other applicant for the Loans.

            (e) At any time Borrower files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or seeks or consents to the appointment of any receiver, trustee or similar officer for all or any substantial part of its property.

            (f) The commencement of any involuntary petition in bankruptcy against Borrower or the institution against Borrower of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or other officer for all or any substantial part of the property of Borrower which remains undismissed or undischarged for a period of thirty (30) days.

                                       9
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            (g) The attachment, seizure, levy upon or taking of possession by any receiver, custodian or assignee for the benefit of creditors of all or a material part of the property of Borrower which is not stayed or dismissed within thirty (30) days after the occurrence thereof.

            (h) The assignment or attempted assignment of this Agreement by Borrower without Lender's prior written consent.

            (i) Failure by Borrower to do any act requested by Lender under the Pledge Agreement necessary to preserve and maintain the value and collectibility of the Collateral within ten (10) days after notice of such request.

            (j) This Agreement, the Account Control Agreement, the Note or the Pledge Agreement shall cease to be in full force and effect, or any person shall obtain a judgment of a court of competent jurisdiction adversely affecting the validity, binding nature or enforceability of this Agreement, the Account Control Agreement, the Note or the Pledge Agreement.

9. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Lender, in addition to availing itself of any remedies conferred upon it at law or in equity, may pursue any of the remedies set forth in the Note, the Pledge Agreement or the other Loan Documents, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies shall be to the exclusion of any others.

10. MISCELLANEOUS.

      10.1. Additional Indebtedness. If any advances or payments made by Lender pursuant to this Agreement or any of the other Loan Document, together with disbursements of the Loans, shall exceed the aggregate face amount of the Note, all such advances and payments shall constitute additional indebtedness secured by the Pledge Agreement and all other security for the Loans, and shall bear interest at the Default Rate from the date advanced until paid.

      10.2. Additional Acts. Borrower shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender the evidence of and security for the Loans contemplated by this Agreement.

      10.3. Loan Agreement Governs. In the event of any inconsistency between any provision of this Agreement and any provision of any other Loan Document, the provision of this Agreement shall govern; provided, however, that the provisions of all of the Loan Documents shall be construed as an integrated set of provisions governing the Loans and, accordingly, shall be interpreted and construed liberally to give the maximum validity, enforceability and effect to all of such provisions.

      10.4. Additional Advances. If an Event of Default shall occur and be continuing, Lender may, but shall not be obligated to, take any and all actions to cure such default, and all amounts reasonably expended in so doing, all Loan Expenses, all Commitment Fees and all other reasonable out-of-pocket amounts paid or advanced by Lender pursuant to the Loan Documents, and all other reasonable out-of-pocket amounts advanced by Lender in connection with preserving any security for the Loans, shall constitute additional advances of the Loans, shall be

                                       10
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secured by the Pledge Agreement and all other security for the Loans, and shall bear interest at the Default Rate from the date advanced until paid.

      10.5. Amendment; Waiver; Approval. This Agreement shall not be amended, modified or supplemented without the written agreement of Borrower and Lender at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any of the other Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any of the other Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence and during the continuance of any Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approvals required under any of the other Loan Documents must be in writing, signed by Lender and directed to Borrower.

      10.6. Notice. All notices, communications and waivers under this Agreement shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or
(iii) sent by overnight express carrier, addressed in each case as follows:

            To Lender:            LaSalle Bank National Association
                                  135 South LaSalle Street
                                  Chicago, Illinois 60603
                                  Attn: Garett Gilles

            With copy to:         Schwartz, Cooper, Greenberger & Krauss, Chtd.
                                  180 North LaSalle Street, Suite 2700
                                  Chicago, Illinois 60601
                                  Attn: Robert A. Smoller, Esq.

            To Borrower:          MVC Capital, Inc.
                                  287 Bowman Avenue
                                  Purchase, New York 10577
                                  Attn: Frances Spark, CFO

            With copy to:         Schulte Roth & Zabel LLP
                                  919 Third Avenue
                                  New York, New York 10022
                                  Attn: George Silfen, Esq.

            or to any other address as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this
            Section 10.6 shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, or (iii) if sent by

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            registered or certified mail, then on the earlier of the third
            Business Day following the day sent or when actually received.

      10.7. Benefit; Assignment. The rights, powers and remedies of Lender under this Agreement shall inure to the benefit of Lender and its successors and assigns. The rights and obligations of Borrower under this Agreement may not be assigned and any purported assignment by Borrower shall be null and void.

      10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      10.9. Indemnity. Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys' fees and court costs) of whatever kind or nature which may be imposed on, incurred by or asserted against Lender at any time which relate to or arise from the Loans; provided, however, that the foregoing indemnity shall not extend to any liabilities, obligations, claims, losses, costs, damages or expenses resulting from the gross negligence or willful misconduct of Lender.

      10.10. Headings. The titles and headings of the articles, sections and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

      10.11. No Partnership or Joint Venture. Lender, by executing and performing this Agreement shall not become a partner or joint venturer with Borrower.

      10.12. Time is of the Essence. Time is of the essence of the payment of all amounts due Lender under the Loan Documents and performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement and the other Loan Documents.

      10.13. Invalid Provisions. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

      10.14. Offset. Without limitation of any other right or remedy of Lender hereunder or provided by law, any indebtedness now or hereafter payable to Borrower by Lender (including, without limitation, any amounts on deposit in any demand, time, savings, passbook or like account maintained by Borrower with Lender) may be offset and applied by Lender hereunder, or under the Note or any of the other Loan Documents.

      10.15. Acts by Lender. Notwithstanding anything herein contained to the contrary, Lender will not be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, Lender will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

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

      10.16. Binding Provisions. The covenants, warranties, agreements, obligations, liabilities and responsibilities of Borrower under this Agreement shall be binding upon and enforceable against Borrower and its legal representatives, heirs and designees.

      10.17. Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.

      10.18. No Third Party Beneficiary. This Agreement is only for the benefit of the parties hereto and their permitted successors and assigns, or legal representatives, heirs and designees. No other person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of such parties.

      10.19. JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ANY ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. BORROWER WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS IN ACCORDANCE WITH APPLICABLE LAW. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

      10.20. WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE,

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

THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

      10.21. Customer Identification -- USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "Act"), and Lender's policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act.

       [Balance of page intentionally left blank; signature page follows.]

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      IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

BORROWER:                                 LENDER:

MVC CAPITAL, INC., a Delaware             LASALLE BANK NATIONAL ASSOCIATION, a
corporation                               national banking association

By:_______________________________        By:_______________________________
Name:_____________________________        Name:_____________________________
Title:____________________________        Title:____________________________